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                                                                    EXHIBIT 21.1

EXHIBIT 21.1 Following is a list of all subsidiaries of the registrant, complete with the state or other jurisdiction of incorporation or organization of each:


Subsidiaries                                                   Jurisdiction
------------                                                   ------------
1.  Korn/Ferry International S.A.                              Argentina

2.  Korn/Ferry International Pty Limited                       Australia

3.  Korn/Ferry International Limited Niederlassung             Austria

4.  Korn/Ferry International S/C Ltda.                         Brazil

5.  Korn/Ferry International, Limited                          Canada

6.  Korn/Ferry Canada, Inc.                                    Canada

7.  Korn/Ferry International, S.A.                             Chile

8.  Korn/Ferry International (China) Limited                   China

9.  Korn/Ferry International spol.s.r.o                        Czech Republic

10.  Korn/Ferry International A/S                              Denmark

11.  Korn/Ferry International Oy                               Finland

12.  Didier, Vuchot et Associes                                France

13.  Korn/Ferry International & Cie, S.N.C.                    France

14.  Korn/Ferry International GmbH                             Germany

15.  Korn/Ferry International SA                               Greece

16.  Korn/Ferry International (Asia Pacific) Limited           Hong Kong

17.  Korn/Ferry International (H.K.) Limited                   Hong Kong

18.  Korn/Ferry International Budapest Individual              Hungary
     Consulting and Service Ltd.

19.  Korn/Ferry Consultants India Private Limited              India

20.  Korn/Ferry Investment India Limited                       India

21.  PT. Korn/Ferry International                              Indonesia

22.  Korn/Ferry International S.R.L.                           Italy

23.  Korn/Ferry International-Japan                            Japan

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24.  Korn/Ferry International (Korea) Limited                  Korea

25.  Agensi Pekerjaan Korn/Ferry International (Malaysia)      Malaysia
     Sdn. Bhd.

26.  Korn/Ferry Internacional del Norte, S.A. de C.V.          Mexico

27.  Korn/Ferry International S.A. de C.V.                     Mexico

28.  Postgraduados y Especialistas, S.A. de C.V.               Mexico

29.  Korn/Ferry International B.V.                             Netherlands

30.  Korn Ferry International NZ Limited                       New Zealand

31.  Korn/Ferry International AS                               Norway

32.  Korn/Ferry International - Peru S.A.                      Peru

33.  Korn/Ferry International S.p.z o.o.                       Poland

34.  Korn/Ferry International Srl.                             Romania

35.  Korn/Ferry International Pte. Ltd.                        Singapore

36.  Korn/Ferry International, spol.s.r.o.                     Slovakia

37.  Korn/Ferry International S.A.                             Spain

38.  Korn/Ferry International AB                               Sweden

39.  bgu Beratungsgesellschaft fur                             Switzerland
     Unternehmensentwicklung AG

40.  DFR-Beteiligungs AG                                       Switzerland

41.  DR-Miro AG                                                Switzerland

42.  DRF-DR Miro SA                                            Switzerland

43.  Korn-Ferry (Switzerland) Ltd                              Switzerland

44.  Korn-Ferry International SA                               Switzerland

45.  Korn-Ferry S.A., Geneve                                   Switzerland

46.  REMCO Research & Management Consulting                    Switzerland
     Services S.A.

47.  Korn/Ferry (Thailand) Limited                             Thailand

48.  Korn/Ferry International Executive Recruitment            Thailand
     (Thailand) Limited

49.  Korn/Ferry International Musavirlik Limited Sirketi       Turkey

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50.  Carre Orban & Partners, Ltd.                      United Kingdom

51.  Korn/Ferry International, Limited                 United Kingdom

52.  Pintab Associates Limited                         United Kingdom

53.  Avery & Associates, Inc.                          United States, California

54.  Continental American Management Corp.             United States, California

55.  Korn/Ferry International Holding India            United States, California

56.  KFI-LK, Inc.                                      United States, California

57.  Korn/Ferry S.A.                                   United States, California

58.  Pearson, Caldwell & Farnsworth, Inc.              United States, California

59.  Korn/Ferry International Futurestep, Inc.         United States, Delaware

60.  Korn/Ferry International Worldwide, Inc.          United States, Delaware

61.  Webb, Johnson, & Pratzer Inc.                     United States, New York

62.  Korn/Ferry International Consultores              Venezuela
     Asociados, C.A.

63.  Korn/Ferry International de Venezuela, C.A.       Venezuela

64.  K/F Selection Venezuela, C.A.                     Venezuela